Exhibit 10.2

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (hereinafter called the "Lease") is made   this __26___ day of October, 2009 by and between POLARIS LOWER NAZ DEVELOPMENT, LLC, a Pennsylvania limited liability company, which has as its address 7562 Penn Drive, Suite 100, Allentown, Pennsylvania 18106, or its assignee or nominee (the "Lessor")

AND

EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania financial institution, which has as its address 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania 18017 (the "Lessee").

WITNESSETH:

WHEREAS, Joseph I Limited Partnership, a Pennsylvania limited partnership (the "Ground Lessor") is the title owner of a certain tract or parcel of land located in Lower Nazareth Township, Northampton County, Pennsylvania, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the “Ground Lease Premises”); and

WHEREAS, Ground Lessor has leased to Assignor and Assignor has leased from Ground Lessor the Ground Lease Premises pursuant to a certain “Shopping Center Lease” dated March 13, 2009, as assigned to and assumed by Lessor (collectively, the “Ground Lease”).  The Ground Lease is attached hereto as Exhibit “B” and incorporated herein by reference; and

WHEREAS, Lessee has assigned to Lessor, and Lessor assumed, all of Lessee’s rights and obligations as Tenant under the Ground Lease by an Assignment, Assumption and Modification of Ground Lease dated October _26_, 2009 (the “Assignment”); and

WHEREAS, Lessee has requested that Lessor construct on the Ground Lease Premises a bank building in accordance with the Tenant’s Plans as described in the Ground Lease; which improved Ground Lease Premises the Lessee will then lease from Lessor.

NOW, THEREFORE, the parties hereto, in consideration of the covenants and agreements herein, and intending to be legally bound hereby, agree as follows:

1.              IMPROVED LEASE PREMISES.  Subject to the terms and conditions of this Lease, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Ground Lease Premises, together with the improvements to be constructed thereon (collectively, the “Improved Lease Premises”) as provided herein.  Lessor will complete the improvements to the Ground Lease Premises in accordance with the Work Letter attached hereto as Exhibit “C” and incorporated herein.  Lessee agrees to the terms and conditions set forth on Exhibit “C” hereto.  Lessee acknowledges and agrees that this Lease shall be in all respects subject to the terms and conditions of the Ground Lease, provided however that in no event shall the Lessee hereunder be entitled to exercise any right of first refusal granted in the Ground Lease unless expressly assigned by Lessor to Lessee.

2.              TERM.

(a)  The term of this Lease for the Improved Lease Premises (the “Term”) shall be nine (9) years commencing on the date Lessor has substantially completed the improvements in accordance with the Work Letter attached hereto as Exhibit “C” and a certificate of occupancy is issued by the applicable municipal authority (the "Commencement Date") and ending at midnight on the day preceding the ninth (9th) anniversary of the Commencement Date.

(b)    Provided that Lessee shall not then be in default hereunder, Lessee shall have the option to extend the Term of this Lease for one (1) renewal term of six (6) years, followed by two (2) successive renewal terms of five (5) years each, followed by one (1) additional renewal period of four (4) years and eleven (11) months (each, a “Renewal Term”), on the same terms and conditions set forth herein and with the rental for each Renewal Term continuing to increase at the rate of two and one-half percent (2-1/2%) per year such that the rental for each lease year during any Renewal Term shall be 102.5% of the rental for the immediately preceding lease year as set forth on Exhibit “D” hereto.  Lessee’s extension rights provided herein shall be deemed exercised unless Lessee gives Lessor written notice of its election not to extend the term of this Lease no later than eight (8) months prior to the expiration of the then-current Term or any Renewal Term.

(c)   Notwithstanding anything to the contrary contained herein, this Lease shall automatically and without further action terminate upon termination of the Ground Lease, unless Lessor shall have acquired fee simple title to the Improved Lease Premises.

(d)  Notwithstanding the Commencement Date of the Term, Lessee shall be bound by all of the terms and conditions hereof, from and after the date of execution of this Lease.

3.              USE.  Lessee shall use the Improved Lease Premises as an Embassy Bank or any successor bank or, with Lessor’s and Ground Lessor’s prior written consent, for any other lawful purpose permitted under zoning and other applicable laws, ordinances, and regulations.  Lessee shall comply in all respects with the use provisions set forth in Article V of the Ground Lease.

4.              RENT.

(a)  Until the Commencement Date, Lessee shall pay to Ground Lessor all rents and other sums due (whether to Ground Lessor or third parties) under the Ground Lease.  In the event that at the Commencement Date, Lessee shall have previously paid rent to the Ground Lessor pursuant to the Ground Lease for the period of the first month’s rent hereunder, Lessee shall be entitled to a pro-rata, dollar-for-dollar credit against the rent due hereunder for such amount paid under the Ground Lease.

(b)  During the first year of the Term, Lessee shall pay to Lessor as minimum annual rent the sum of One Hundred Sixty-five Thousand Four Hundred Twenty Dollars ($165,420.00), payable in equal monthly installments of Thirteen Thousand Seven Hundred Eighty-five Dollars ($13,785.00) each.  Thereafter, for each Lease year during the Term and any Renewal Term, minimum annual rent shall equal the minimum annual rent payable in the immediately preceding Lease year, multiplied by 102.5% (e.g., the prior year’s rental plus an increase of 2.5%) as set forth in Exhibit “D” attached hereto.  Such minimum annual rent shall be payable in advance, in equal monthly installments on the first day of each calendar month during the Term and any Renewal Term hereof, without demand, offset or deduction, and shall be payable in lawful money of the United States of America.  Notwithstanding the foregoing, Lessee acknowledges and agrees that the minimum annual rent for the first year of the Term is subject to adjustment in the event of modification of the scope of Lessor Work as set forth in the Work Letter attached hereto as Exhibit “C” and/or unforeseen subsurface conditions, provided that such adjustment shall be limited to the actual cost of the additional Lessor Work undertaken and the actual construction management fees applicable thereto.

(c)  This Lease is intended to be a "triple net" lease.  Accordingly, Lessee agrees to pay as additional rent, all charges for utilities, taxes, property insurance, assessments and other governmental charges with respect to the Improved Lease Premises and as may be further provided in this Lease or charged to Lessor under the Ground Lease, including without limitation monthly and other CAM charges as required pursuant to the Ground Lease.  It is the parties’ intent that Lessee shall pay all such charges directly.  In the event Lessor shall receive any such charges, Lessor shall bill Lessee for any such charges and Lessee shall promptly pay Lessor for such charges upon invoice.  In the event of nonpayment of additional rent, Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein or by law in the case of nonpayment of the minimum rent.

(d)  For all purposes under this Lease, rent shall mean both minimum and additional rent.  Rent shall be delivered to Lessor at Lessor's address as set forth above, or at such other place or to such other person as Lessor may designate in writing from time to time.

(e)  If any default by Lessor in its obligations with respect to this Lease or the Ground Lease results in an emergency or a loss of services to or within the Improved Lease Premises or threatens Lessee’s right to possession of Improved Lease Premises, and provided that Lessee is not then (and continues thereafter not to be) in default under this Lease, Lessee shall, upon not less than thirty (30) days prior written notice to Lessor of such default and provided that Lessor shall fail within such thirty (30) days (or a reasonable time thereafter if such default is not capable of cure within thirty (30) days) to cure such default, have the right to itself cure Lessor’s default.  Upon Lessee’s paying the reasonable costs to cure Lessor’s default and providing paid receipts therefor to Lessor, Lessor shall reimburse Lessee for such costs within thirty (30) days of Lessor’s receipt of the documentation of such costs.  In the event Lessor fails to substantially complete the Lessor Work as set forth in Exhibit “C” hereto, by __8/15/2010___(subject however to force majeure), and Lessee is not then (and continues thereafter not to be) in default under this Lease, Lessor shall, upon thirty (30) days prior written notice thereof to Lessor and Lessor’s failure within such period to complete the Lessor Work, have the right to complete the Lessor Work at Lessee’s cost.  Upon Lessee’s paying the reasonable cost of such completion and providing paid receipts therefor to Lessor, Lessor shall reimburse Lessee such costs within thirty (30) days of Lessor’s receipt of the documentation of said costs.

(f)   In the event that Lessor fails to pay any monthly installment of Minimum Rent due under the Ground Lease following any applicable notice and cure period, Lessee shall have the right to pay such unpaid monthly installment of Minimum Rent due under the Ground Lease and, upon such payment and provided that Lessee shall have previously paid to Lessor the entire monthly installment of rent due under this Lease for the same month that the Ground Lease monthly installment was due and unpaid, to offset against the next monthly installment of minimum rent due under this Lease, the amount of the monthly installment of Minimum Rent so paid by Lessee to the Ground Lessor.  Lessee shall give prior written notice of such set-off to Lessor’s mortgagee.

5.              ALTERATIONS AND IMPROVEMENTS.

(a)  Lessee shall not make or cause to be made any alterations, additions or improvements to the Improved Lease Premises without the prior written consent of Lessor.  All alterations, additions or improvements approved by Lessor shall be made solely at Lessee's expense by a contractor approved by Lessor, shall be made in a good and workmanlike manner and shall be performed in compliance with all laws, ordinances and requirements of any and all Federal, State, Municipal and/or other authorities, the Board of Fire Underwriters and any mortgages to which the Improved Lease Premises is subject.  Any alteration, addition or improvement made by Lessee under this Section 5, and any fixtures installed as a part thereof, shall, at Lessor's option, become the property of Lessor upon the expiration or other termination of this Lease.  Lessor shall have the right, however, to require Lessee to remove such fixtures at Lessee's cost upon such termination of this Lease, and Lessee shall promptly remove the same and repair any damage to the Improved Lease Premises caused by such removal.  Notwithstanding the foregoing, Lessee shall not be obligated to remove the vault from the Improved Lease Premises.

(b)  All persons to whom these presents may come are put upon notice of the fact that Lessee shall never, under any circumstances, have the power to subject the interest of Lessor, Ground Lessor or any mortgagee in the Improved Lease Premises to any mechanic's, materialman's or similar lien.

(c)  Any contract or agreement for labor, equipment, services, materials or supplies in connection with the rights set forth hereunder shall provide that no lien or claim shall thereby be created or arise, or be filed by anyone thereunder, upon or against the Improved Lease Premises and/or the interest of Lessor, Ground Lessor or any mortgagee, or the buildings or improvements thereon to be erected on the Improved Lease Premises or any of the equipment thereof.

(d)  In the event of a lien or claim of any kind, arising out of the exercise of the rights set forth hereunder by Lessee, its agents, employees, contractors, subcontractors, and materialmen, being filed against the interest of Lessor, Ground Lessor, any mortgagee and/or against the Improved Lease Premises, Lessee covenants and agrees that at its expense it will within thirty (30) days after written notice from Lessor, or within such shorter time as may be required pursuant to the Ground Lease, cause the Improved Lease Premises and any such interest therein to be released from the legal effect of such lien or claim, either by payment or by posting of bond or by the payment into court of the amount necessary to relieve and release the Improved Lease Premises or the interest from such claim or in any manner satisfactory to Lessor, Ground Lessor and any mortgagee.  If Lessee desires to contest the validity of any lien or claim, Lessee may do so upon Lessor's prior written consent, provided Lessee sustains the cost of such contest, and Lessee remains liable to pay or discharge any lien or claim deemed to be due or payable.  Lessee hereby indemnifies and holds Lessor harmless against any and all liability, loss or damage sustained by Lessor by reason of such contest, unless such contest arises from any negligent or intentional act or omission of Lessor.

6.              UTILITIES.  Lessee shall pay, when the same shall become due, all charges for utilities consumed by it on the Improved Lease Premises including without limitation electricity, heat and telephone, and any other utilities, as well as water and sewer charges.  Lessor shall not be required to furnish to Lessee any utility, janitorial or other service of any kind whatsoever during the Term of this Lease.

7.              MAINTENANCE AND REPAIRS.  Lessor has made no representations concerning the condition of the Improved Lease Premises other than that the improvements will be completed in accordance with the agreement between the parties as referred to in Section 1 hereof.  Lessee shall maintain and be responsible for maintaining and repairing all portions of the Improved Lease Premises.  Lessee, at its sole cost and expense, shall take good care of the Improved Lease Premises and will maintain the same in good order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto, interior as well as exterior, including and without limiting the generality of the foregoing, roof and structural members, including walls.  Lessee shall be responsible for the routine regular cleaning and maintenance of the Improved Lease Premises, snow removal and landscaping and shall keep all portions of the Improved Lease Premises in a clean and orderly condition, free of unlawful obstruction, and shall not permit or cause any damage, waste or injury to the building or other improvements on the Improved Lease Premises.

8.              REFUSE REMOVAL.  Lessee shall provide for its own garbage, rubbish and refuse disposal and recycling and agrees to keep the Improved Lease Premises free and clear of debris.  Lessee agrees to keep all rubbish, garbage and refuse in covered containers within the Improved Lease Premises (or at such other location identified by Lessor) and to have the same removed regularly.

9.              COMPLIANCE.  With regard to its use of the Improved Lease Premises, Lessee shall, at its own expense, comply with all laws, rules, orders, regulations, and requirements of all Federal, State, and municipal governments, courts, departments, commissions, boards, and officers having jurisdiction over the Improved Lease Premises, the lawful orders, rules, and regulations of the Board of Fire Underwriters having jurisdiction over the Improved Lease Premises, any mortgages to which the Improved Lease Premises is subject, and any rules and regulations of Lessor.  Lessee shall have the right to contest by appropriate legal proceedings, diligently pursued, without cost or expense to Lessor, the validity of any governmental law, rule, order, regulation or requirement.  Lessee hereby indemnifies and holds Lessor harmless against any and all liability, loss, or damage sustained by Lessor by reason of such contest.  Notwithstanding any of the foregoing, Lessee shall promptly comply with any such law, rule, order, regulation or requirement if at any time the Improved Lease Premises or any part thereof shall then be immediately subject to forfeiture or Lessee shall be subject to criminal liability for non-compliance therewith.

10.            TAXES.  Lessee shall pay as and when the same shall become due, but in any event not later than fifteen (15) days after receipt of a bill therefor, all real property taxes, assessments and other governmental charges assessed against the Improved Lease Premises during the Term of this Lease.  Lessee shall have the right to contest by appropriate legal proceedings, diligently pursued, without cost or expense to Lessor, the validity of any such tax, assessment or other governmental charge.  Lessee hereby indemnifies Lessor against any and all liability, loss or damage sustained by Lessor by reason of such contest.  Notwithstanding any of the foregoing, Lessee shall promptly pay any such tax, assessment or other government charge if at any time the Improved Lease Premises or any part thereof shall then be immediately subject to forfeiture or Lessee shall be subject to any criminal liability for nonpayment thereof.  Lessor agrees to promptly forward to Lessee all applicable tax bills when received from Ground Lessor, and Lessee shall pay same in accordance with the Ground Lease.

11.            SURRENDER OF IMPROVED LEASE PREMISES.  Lessee covenants that upon the termination or expiration of this Lease or any renewal thereof, Lessee shall surrender the Improved Lease Premises in good order and condition and shall surrender all keys to the Improved Lease Premises to Lessor at the place then fixed for the payment of rent.  This covenant shall survive termination of this Lease.

12.            RIGHT OF ENTRY.  Upon prior notice and in the presence of an authorized representative of Lessee (whom Lessee agrees to provide upon such notice received from Lessor), Lessor and/or its agents shall have the right to enter upon and inspect the Improved Lease Premises at all reasonable times and to exhibit the Improved Lease Premises to prospective purchasers and prospective tenants (but in this case, only during the last eight (8) months of the term of this Lease).  Lessor shall be permitted to affix a "To Let" or "For Sale" sign on the Improved Lease Premises during the last ninety (90) days of the term of this Lease in such place as shall not interfere with the business then being conducted at the Improved Lease Premises.  Lessee acknowledges that Ground Lessor shall have such rights with respect to entry and signage as are set forth in the Ground Lease.

13.            SIGNS.  Lessee shall have the right to install and maintain on the Improved Lease Premises such signs and advertising matter as Lessee may reasonably desire, subject to the prior consent of Lessor and subject to the Ground Lease.  Lessee shall comply with any laws or ordinances with respect to such signs or advertising, and shall obtain any necessary permits.  Lessee agrees to maintain such signs or advertising in good condition, and to repair any damage which may be caused by erection, maintenance, repair or removal of such signs or advertising.

14.            LIABILITY AND OTHER INSURANCE.  Lessee shall, during the entire term hereof, keep in full force and effect policies of comprehensive liability and property damage insurance and all insurances required by the Ground Lease, with respect to the Improved Lease Premises and the business operated by Lessee in and upon the Improved Lease Premises, in which the limits of bodily injury liability and property damage liability shall be mutually agreed upon but shall be in no event less than set forth in the Ground Lease.  The policy (or policies) shall name Lessor, and any persons, firms, or corporations designated by Lessor, including the Ground Lessor and mortgagees, if any, and Lessee as insured and shall contain a clause that the insurer will not cancel or modify the insurance without first giving the named parties thirty (30) days prior written notice.  Copies of the policy or certificates of accord or insurance shall be delivered to Lessor upon the Commencement Date or sooner as may be required by Ground Lessor.  If Lessee shall not comply with its covenants made in this section, Lessor may, at its option, cause insurance as aforesaid to be issued and in such event, Lessee agrees to pay the premium for such insurance promptly upon Lessor's demand as additional rent.  All obligations contained in this Section 14 shall be subject to the requirements of Lessor’s lender and/or mortgagee.  In the event Lessor’s lender requires minimum insurance coverages in excess of the limits described herein, then Lessee expressly agrees to comply with all requirements of Lessor’s lender.  Failure to do so shall constitute an Event of Default under this Lease.  Lessor agrees to promptly forward to Lessee all applicable insurance bills when received from Ground Lessor, and Lessee shall pay same in accordance with the Ground Lease.

(a)           Property and Personal Injury Liability Insurance.  At all times during the Term of this Lease, Lessee shall maintain, at its sole cost, comprehensive broad-form general public liability insurance against claims and liability for personal injury, death, and property damage arising from the use, occupancy, disuse, or condition of the Improved Lease Premises and Improvements.  The insurance shall be carried by insurance companies authorized to transact business in Pennsylvania, selected by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned.  In addition, the following conditions shall be met:

(i)             The insurance provided pursuant to this Paragraph 14(a)(i) shall be in an amount no less than One Million ($1,000,000.00) Dollars for property coverage, and in an amount no less than One Million ($1,000,000.00) Dollars for one person and Two Million ($2,000,000.00) Dollars for one accident for personal injury.

(ii)            The insurance shall be maintained for the mutual benefit of Lessor and Lessee, any succeeding owners of the fee title in the Leased Premises, any successors and assigns of this Lease.  The insurance policy or policies shall name Lessor and Lessee as insureds and shall not be subject to cancellation unless Lessor has received a minimum of thirty (30) days prior written notice of the intention of the insurer to cancel the coverage.

(iii)           Construction Liability Insurance.  Lessee agrees either to obtain and maintain (to the extent reasonably procurable) construction liability insurance at all times when demolition, excavation, or construction work is in progress on the Improved Lease Premises, or cause its contractors to maintain such construction liability insurance, provided however that this obligation shall not apply to Lessee prior to the Commencement Date.  This insurance shall be carried by insurance companies authorized to transact business in Pennsylvania, selected by Lessee and shall be paid for by Lessee.  The insurance shall have limits of no less than One Million ($1,000,000.00) Dollars for property damage, and One Million ($1,000,000.00) Dollars for one person and Two Million ($2,000,000.00) Dollars for one accident for personal injury.  The insurance shall be maintained for the mutual benefit of Lessor and Lessee, as well as any succeeding owners of the fee title in the Improved Lease Premises, any successors and assigns of this Lease, against all liability for injury or damage to any person or property in any way arising out of demolition, excavation, or construction work on the premises.  The insurance policy or policies shall name Lessor and Lessee as insureds and shall not be subject to cancellation unless Lessor has received a minimum of thirty (30) days prior written notice of the intention of the insurer to cancel the coverage.

(iv)           Certificates of Insurance.  Lessee shall furnish Lessor with certificates of all insurance required by this Section 14.  Lessee agrees that if it does not keep this insurance in full force and effect, Lessor may notify Lessee of this failure, and if Lessee does not deliver to Lessor certificates showing all of the required insurance to be in full force and effect within ten (10) days after this notice, Lessor may, at its option, take out and pay the premiums on the insurance needed to fulfill Lessee’s obligations herein.  On demand from Lessor, Lessee shall reimburse Lessor the full amount of any insurance premiums paid by Lessor, with interest at the rate of ten (10%) percent per annum from the date of Lessor’s demand until reimbursement by Lessee.

15.            WAIVER OF SUBROGATION.  Neither Lessee nor anyone claiming by, through, under or on behalf of Lessee, shall have any claim, right of action, or right of subrogation against Lessor for or based upon any loss or damage caused by any casualty, including but not limited to fire or explosion, relating to the Improved Lease Premises or property therein.  Neither Lessor nor anyone claiming by, through, under or on behalf of Lessor, shall have any claim, right of action, or right of subrogation against Lessee for or based upon any loss or damage caused by any casualty, including but not limited to fire or explosion, relating to the Improved Lease Premises or property therein.  This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releasor to recover thereunder.  Lessor and Lessee each agree that their policies will include such a clause or endorsement so long as the same is obtainable and if not obtainable, shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.

16.            INDEMNITY.  Lessee hereby agrees to indemnify, hold harmless and defend, at its own expense, Lessor from and against any and all claims, actions, damages, liability, judgments and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Lessor or Lessor's interest in the Improved Lease Premises, by reason of any loss of life, personal injury or claim of injury, or damage to property or claim of damage to property in or about the Improved Lease Premises, howsoever caused, arising out of or relating to the occupancy or use by Lessee, its employees, agents or invitees, of the Improved Lease Premises, including without limitation the streets, alleys, sidewalks or parking areas.  Lessee shall indemnify Lessor for any environmental liability to the extent such claims, damages, liability, judgments and expenses are caused by the negligence or willful misconduct of Lessee, its employees, agents and/or invitees.  In addition, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all expenses incurred by Lessor arising out of or relating to Lessee’s failure to pay or perform its obligations under this Lease.

17.            CASUALTY.  In the event that the Improved Lease Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, Lessee shall commence such restoration as soon as possible after such occurrence so as to permit such use and enjoyment of the Improved Lease Premises, but in no event later than thirty (30) days thereafter (but except in the case of an act of God not later than sixty (60) days after the damage or destruction), and shall diligently pursue such repair or restoration to completion, with a contractor approved by Lessor.  Only to the extent that the casualty or damage to the Improved Lease Premises is caused directly by the gross negligence of Lessor, Rent shall be equitably abated based on the area of the Improved Lease Premises rendered untenantable, if any, during the period of such untenantability, provided however that any other charges due under the Ground Lease (other than Minimum Rent for which Lessor in such event shall remain obligated under the Ground Lease) shall not be abated or reduced as a result of damage to the Improved Lease Premises, and Lessee shall continue to be obligated therefor.

18.            EMINENT DOMAIN.

If the entire Improved Lease Premises shall be taken by reason of condemnation or under eminent domain proceedings, Lessee may terminate this Lease as of the date when possession of the Improved Lease Premises is so taken by the condemning entity.  If a portion of the Improved Lease Premises, including without limitation the building, site improvements, parking or access, shall be taken under eminent domain or by reason of condemnation to such an extent that the taking materially adversely affects Lessee’s use of the Improved Lease Premises, Lessee shall have the option to terminate this Lease by written notice to Lessor, provided that such notice is given to Lessor before the last to expire of (i) the twenty (20) day period after the taking authority has taken actual physical possession of any portion of the Improved Leased Premises or the parking area or highway access appurtenant thereto or (ii) ten (10) days after notice from Lessor to Lessee or Lessee to Lessor of the fact of such taking.  If this Lease is not so terminated, Lessee may at its sole cost and expense, and with a contractor acceptable to Lessor, restore the remaining portions of the Improved Lease Premises as Lessee deems necessary or appropriate (subject to applicable law) without abatement of rent.  For purposes of this Section 18, (i) a partial taking shall be deemed to include loss or impairment of access to and from the Improved Lease Premises and (ii) grants or conveyances made in lieu or in anticipation of or under threat of a taking or condemnation shall be deemed a taking.  Both parties shall pursue their own damage awards with respect to any such taking, provided however that Lessee shall be entitled to, and nothing herein shall prevent Lessee from seeking, an award for taking of or damage to Lessee’s trade fixtures and any award for Lessee’s moving expenses, so long as said awards do not diminish the award to which Lessor is entitled.  Notwithstanding anything to the contrary contained in this Section 18, in the event of any conflict between this Section 18 and Article XIII of the Ground Lease, Lessee shall be bound by the provisions of Article XIII of the Ground Lease.

19.            DEFAULT.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)           Lessee shall fail to pay in full when due, any installment of rent or any other sum payable by Lessee hereunder, and such failure shall continue for a period of ten (10) days;

(b)           Lessee shall fail to perform or observe (or cause or permit any such failure) any other covenant, term, condition, agreement or obligation to be performed or observed by Lessee under this Lease or under the Ground Lease, and such failure shall continue for twenty (20) days after written notice thereof from Lessor to Lessee; provided however that a failure as described in this Section 19(b) shall not constitute a default if it is curable but cannot with reasonable diligence be cured by Lessee within a period of twenty (20) days, so long as Lessee promptly commences cure and proceeds to cure the failure with reasonable diligence and in good faith.

(c)           The insolvency of Lessee, as evidenced by (i) the adjudication of Lessee as a bankrupt or insolvent; (ii) the filing of a petition seeking reorganization of Lessee or an arrangement with creditors, or any other petition seeking protection of any bankruptcy or insolvency law; (iii) the filing of a petition seeking the appointment of a receiver, trustee or liquidator of Lessee or of all or any part of Lessee's assets or property; (iv) an assignment by Lessee for the benefit of creditors; or (v) the levy against any portion of Lessee's assets or property by any sheriff or other officer.

(d)           Lessor acknowledges and agrees that, notwithstanding any other provisions contained in this Lease Agreement, in the event (i) Lessee or its successors or assignees shall become subject to a bankruptcy case pursuant to Title 11 of the U.S. Code or similar proceeding during the term of this Lease or (ii) the depository institution then operating the Improved Lease Premises is closed or is taken over by any depository institution supervisory authority during the term of this Lease, Lessor shall be bound by all applicable federal statutes and regulations, including specifically 12 U.S.C. 1821(e)(4).

(e)           Lessee shall fail to open as an Embassy Bank at the Improved Lease Premises as required by the Ground Lease.

20.            REMEDIES.  Upon the occurrence of any Event of Default, Lessor shall have the following rights and remedies in addition to all other rights and remedies otherwise available at law or in equity:

(a)           If Lessee shall at any time fail to pay any sum, charge, or imposition or perform any other act on its part to be performed, then Lessor, after ten (10) days written notice to Lessee and without waiving or releasing Lessee from any obligation hereunder, may pay such charge or sum of money or make any other payment or perform any other act on the Lessee's part to be made or performed, and may enter upon the Improved Lease Premises for any such purpose, and take all such action thereon as may be necessary therefor.  All sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such act, together with interest thereon at the rate of ten percent (10%) per annum from the respective dates of Lessor's making of each such payment or incurring of each such cost and expense, shall constitute additional rent payable by Lessee under this Lease and Lessor shall have the same remedies for the collection thereof as in the case of a failure to pay rent.

(b)           At the option of Lessor and upon written notice to Lessee, this Lease, without waiver of any other rights of Lessor herein, may be terminated and declared void, without any right on the part of Lessee to save forfeiture by payment of any sum due or by performance of any term, covenant, or condition broken and Lessor may re-enter and possess the Improved Lease Premises without demand or notice, with or without process of law, using such reasonable force as may be necessary, without being deemed guilty of trespass, eviction, forcible entry, conversion or becoming liable for any loss or damage which may be occasioned thereby.  In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Improved Lease Premises; expenses of reletting, including necessary renovation and alteration of the Improved Lease Premises; reasonable attorneys' fees; rent payment through the balance of the term; or the difference between the rent to be paid by the Lessee pursuant to this Lease and the rent charges collected by Lessor upon reletting;

(c)            Lessor may retake possession of the Improved Lease Premises without terminating the Lease, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Improved Lease Premises.  In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent and any other charges and adjustments as may become due hereunder;

(d)           At Lessor's option, the entire rent and other charges which would have become due during the balance of the lease term or renewal thereof shall be accelerated and shall at once become due and payable as if by the terms of this Lease it were all payable in advance, without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice, all of which are hereby expressly waived by Lessee;

(e)            FOR VALUE RECEIVED, LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE, AND WITH OR WITHOUT DECLARATION FILED, UPON THE EXPIRATION OF A TEN (10) DAY PRIOR NOTICE AND CURE PERIOD, TO CONFESS JUDGMENT AGAINST LESSEE AND IN FAVOR OF LESSOR, ITS SUCCESSORS AND ASSIGNS, FOR THE SUM DUE BY REASON OF SAID DEFAULT IN THE PAYMENT OF RENT, INCLUDING UNPAID RENT FOR THE BALANCE OF THE TERM IF THE SAME SHALL HAVE BECOME DUE AND PAYABLE UNDER THE PROVISIONS OF THIS LEASE, AND/OR FOR THE SUM DUE BY REASON OF ANY BREACH OF ANY OTHER COVENANT BY LESSEE HEREIN, TOGETHER WITH INTEREST AND COSTS OF SUIT AND AN ATTORNEYS' COMMISSION OF FIVE (5%) PERCENT (BUT NO LESS THAN $1,000.00) FOR COLLECTION.  LESSOR MAY THEREAFTER ISSUE A WRIT OR WRITS OF EXECUTION UPON THE JUDGMENT OBTAINED, AND LESSEE HEREBY WAIVES AND RELEASES ALL ERRORS AND EXEMPTIONS WHICH LESSEE COULD OTHERWISE RAISE AS DEFENSES TO SAID EXECUTION.  SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY SAID RENT AND/OR OTHER SUMS SHALL BE IN ARREARS.  FOR THE PURPOSE OF PROCEEDING UNDER THIS SECTION, THIS LEASE SHALL BE A SUFFICIENT WARRANT, AND A TRUE AND CORRECT COPY OF THIS LEASE MAY BE FILED WITH THE COURT IN LIEU OF FILING AN ORIGINAL HEREOF;

(f)             IN ADDITION, FOR DEFAULT WITH FAILURE TO CURE AS SET FORTH ABOVE, LESSEE FURTHER AUTHORIZES, AT THE OPTION OF LESSOR, ANY PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD, EITHER IN ADDITION TO OR WITHOUT JUDGMENT FOR THE AMOUNT DUE UNDER THE LEASE, TO APPEAR AS ATTORNEY FOR LESSEE, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE, AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST LESSEE AND IN FAVOR OF LESSOR, FOR RECOVERY BY LESSOR OF POSSESSION OF THE IMPROVED LEASE PREMISES, FOR WHICH THIS LEASE OR A TRUE COPY THEREOF SHALL BE SUFFICIENT WARRANT; THEREUPON, IF LESSOR SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH WITHOUT LEAVE OF COURT.  IF FOR ANY REASON ANY SUCH ACTION SHALL BE TERMINATED AND POSSESSION SHALL REMAIN IN OR BE RESTORED TO LESSEE, SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID AS OFTEN AS THERE SHALL BE ANY DEFAULT WITH FAILURE TO CURE; AND

(g)           LESSEE HEREBY WAIVES ANY RIGHT IT MAY HAVE, INCLUDING ANY CONSTITUTIONAL RIGHT, TO NOTICE OR OPPORTUNITY FOR A HEARING PRIOR TO JUDGMENT BEING ENTERED AGAINST IT UNDER (e) OR (f) ABOVE AND PRIOR TO EXECUTION AGAINST ITS ASSETS UNDER (e) OR (f) ABOVE.  LESSEE ACKNOWLEDGES THAT IT UNDERSTANDS THE CONFESSION OF JUDGMENT PROVISIONS IN (e) AND (f) ABOVE, AND THIS (g).

(h)           LESSEE SHALL PAY LESSOR A TEN PERCENT (10%) LATE CHARGE FOR ANY RENT PAYMENT NOT PAID WHEN DUE, ACCRUING ON THE FIRST DAY FOLLOWING THE EXPIRATION OF THE TEN (10) DAY GRACE PERIOD SET FORTH IN SECTION 20(a).

21.            CUMULATIVE REMEDIES.  Lessor shall have and may exercise all remedies available to Lessor hereunder and at law and in equity and all such remedies shall be cumulative, concurrent, and nonexclusive.  The waiver of or failure to exercise any one or more rights or remedies shall be wholly without prejudice to the exercise and enforcement of any other right or remedy, whether herein expressly provided for or given by law or in equity.

22.            SUBORDINATION AND ATTORNMENT TO LEASEHOLD MORTGAGEE.

(a)           Lessee agrees that this Lease shall be subordinate to any mortgages that may presently or hereafter be placed upon the Lessor's leasehold interest in the Ground Lease Premises and to any and all advances to be made thereunder, and all renewals, replacements, and extensions thereof, without the necessity of any further instrument or act on the part of Lessee, subject however to the execution of a customary subordination and non-disturbance agreement which Lessee agrees to execute in the form required by Lessor’s lender.  Lessee will, upon written demand by Lessor, execute such instruments as may be required at any time and from time to time to confirm such subordination.  Although this subordination shall be self-operative, Lessor agrees to provide Lessee with a non-disturbance agreement executed by Lessor’s current mortgagee, substantially in the form attached as Exhibit “E.”  Lessor further agrees to use its best efforts to provide a customary non-disturbance agreement signed by any future mortgagee of Lessor.

(b)           Lessee shall, in the event any proceedings are brought for the foreclosure of any mortgage made by Lessor covering the Improved Lease Premises, attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Lessor under this Lease.

23.            ESTOPPEL CERTIFICATE.  Lessee agrees, within five (5) business days after Lessor’s written request, to execute, acknowledge and deliver to the Lessor party a written instrument in recordable form reasonably required by Lessor and/or Lessor/s lender or mortgagee, certifying (i) whether this Lease is in full force and effect and whether there have been any modifications, supplements, side agreements or amendments and, if so, stating such modifications, supplements, side agreements and amendments; (ii) the date to which rent has been paid; (iii) the amount of any prepaid rent and any credit due Lessee if any; (iv) the Commencement Date and whether any option to renew the Term has been exercised and, if so, the day that Renewal Term expires; (v) whether either party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default; and (vi) such other matters as Ground Lessor or Ground Lessor’s mortgagee, Lessor or Lessor’s mortgagee may reasonably require.  Any such instrument delivered pursuant to this section may be relied upon by Ground Lessor, Lessor and any mortgagee or permitted assignee of any of them, and any prospective purchaser of the Improved Lease Premises.

24.            MEMORANDUM OF LEASE AND RECORDING.  Lessor and Lessee shall execute a Memorandum of Lease hereof, in form reasonably satisfactory to each of them, and Lessee may record such Memorandum of Lease in the office of the Recorder of Deeds of and for Northampton County, Pennsylvania.

25.            TERMINATION OF GROUND LEASE.  In the event that Lessor's interest in the Ground Lease Premises shall be terminated pursuant to the terms of the Ground Lease prior to the termination of this Lease, Lessee shall recognize Ground Lessor as the Lessor under this Lease if the Ground Lease has not been terminated by the Ground Lessor.

26.            ASSIGNMENT AND SUBLETTING.  Neither Lessee or its successors or permitted assigns shall assign this Lease or any interest therein, sublet the whole or any portion of the Improved Lease Premises or subject its interest in this Lease to any leasehold mortgage without the prior written consent of Lessor, Ground Lessor and their respective lenders.  No assignment or sublease shall release Lessee from its obligations to perform the terms, covenants, and conditions of this Lease.

27.            BINDING OBLIGATION.  Each and every provision of this Lease shall bind and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

28.            PROHIBITED ACTS.  Lessee shall not use or operate any equipment or machinery or in any way use the Improved Lease Premises in a way which is harmful to the Improved Lease Premises or not permitted pursuant to the terms of the Ground Lease.  Lessee shall not cause or permit any hazardous substances to be utilized at, on or in the Improved Lease Premises except with the prior written consent of Lessor and Ground Lessor and in strict compliance with all applicable environmental laws, ordinances, rules and regulations.  Lessee shall not do or allow to be done any acts, omissions, or activity which would cause the fire, hazard, or any other insurance now in force or hereinafter to be placed on the Improved Lease Premises or building, or any part thereof, to become void, suspended, or rated as a more hazardous risk than at the date of the execution of this Lease.  Furthermore, Lessee shall not be permitted to act or conduct business in any way that is against any applicable law.

29.            FURTHER AGREEMENTS.

(a)           During the Term and any Renewal Term, Lessor agrees to give notice to Lessee in the event that Lessor elects to sell the bank building on the Improved Lease Premises and to assign Lessor’s rights as ground lessee under the Ground Lease (other than an assignment as security).  The parties acknowledge that this agreement to give a one-time notice is to enable Lessee, should it elect to do so, to negotiate with Lessor to acquire the bank building and Lessor’s interest in the Ground Lease.  It is acknowledged and agreed that Lessee shall have no obligation to acquire same from Lessor.  It is further acknowledged and agreed by the parties that Lessor’s agreement to give notice to Lessee pursuant to this Section 29(a) does not constitute a right of first refusal.

(b)           During the Term and any Renewal Term and subject to the conditions hereinafter set forth in (i) and (ii) below, Lessor agrees that it will not sell the Improvements located on the Improved Lease Premises or assign the Ground Lease to the Leased Premises (other than an assignment as security) to another bank which directly competes with Lessee in the Lehigh Valley, provided however that (i) Lessee is still existing as the same legal entity as on the date of this Lease and has not been sold, merged or acquired, and (ii) Lessee is not in default of any of its obligations under this Lease.

(c)           Lessee shall remain solely responsible for payment of all sums due to Ground Lessor in accordance with Section 3.2(d) of the Ground Lease.

(d)           Lessee shall be solely obligated for the purchase and installation of the following at the Improved Lease Premises, all to be coordinated with Lessor so as to not hinder or delay the Lessor Work:

(i)	signage, furniture, fixtures, window treatments;
(ii)	specialty electric, fire alarm, phone and data lines and equipment;
(iii)	bank vault and specialized security equipment; and

(iv)	pneumatic tube conveying system.

30.            CONSTRUCTION AND INTERPRETATION.  This Lease shall be considered as having been made, executed, and delivered in the Commonwealth of Pennsylvania, and all questions regarding its validity, interpretation, or construction shall be construed in accordance with the laws of this Commonwealth.  Words contained herein that are gender specific, singular, or plural, shall, if the context permits, be construed to include all genders, and both singular and plural forms.

31.            WAIVER.  No waiver by Lessor of any breach by Lessee of any of its obligations, agreements, or covenants hereunder and no failure of Lessor to exercise available remedies allowed upon the occurrence of an Event of Default, shall be a waiver of any subsequent breach of obligations, agreements, or covenants and nor shall it be a waiver by Lessor of its rights or remedies with respect to such or any subsequent Event of Default.

32.            ENTIRE AGREEMENT.  This Lease and any exhibits attached hereto and forming a part hereof set forth all of the covenants, promises, agreements, conditions, and understanding between Lessor and Lessee concerning the Improved Lease Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between the parties other than as are herein set forth.  No subsequent alteration, amendment, change or addition to this Lease shall be binding upon either Lessor or Lessee unless the same is reduced to writing and executed by Lessor and Lessee.

33.            NOTICES.  All notices, elections, requests, demands or other communications with respect to this Lease shall be in writing and shall be deemed to have been given when hand delivered, when deposited with a reputable overnight delivery service (such as Federal Express) or when deposited in a postal depository maintained by the United States Postal Service, first class certified mail, postage prepaid to Lessor or Lessee at the addresses recited in the Preamble to this Lease, or to such other address as designated in writing by Lessor or Lessee.

34.            PARTIAL INVALIDITY.  If any term, covenant, or condition of this Lease or the application thereof to any person, partnership, association, corporation, or other entity, is determined to be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons, partnerships, associations, corporations or other entities other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

35.            HEADINGS.  Any headings preceding the text of the sections set forth herein are inserted solely for convenience and shall not in any way define, limit, or describe the scope, intent, or meaning of such sections, and such headings shall not constitute a part of this Lease.

36.            QUIET ENJOYMENT.  Lessor agrees that Lessee, on payment of the rent and all other charges provided for in this Lease and Lessee’s fulfillment of all obligations under the covenants, agreements and conditions of this Lease shall and may (subject to the exceptions, reservations, terms and conditions of this Lease, superior mortgages, the Ground Lease and matters of record) peaceably and quietly have, hold and enjoy the Improved Lease Premises for the Term without interference by or from Lessor or any party claiming through or under Lessor.

37.            TIME OF THE ESSENCE.  Time is of the essence in the performance by Lessee of its obligations hereunder.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Lease to be executed by persons duly authorized as of the day and year first above written.

WITNESS:	LESSOR:
POLARIS LOWER NAZ DEVELOPMENT, LLC

/s/ Mary Louise Hardcastle	By:	/s/ Jessica Gentile
		Name:	Jessica Gentile
		Title:	Manager

LESSEE:
ATTEST/WITNESS:	EMBASSY BANK FOR THE LEHIGH VALLEY

/s/ Mary Louise Hardcastle	By:	/s/ David M. Lobach Jr.
		Name:	David M. Lobach Jr.
		Title:	CEO, Chairman

EXHIBIT A

“Ground Lease Premises”

All areas subject to the Ground Lease and within the Building Perimeter as described therein, including without limitation the Building and drive-thru lanes.

EXHIBIT B

“Ground Lease”

Incorporated by reference to Exhibit 10.9 of Embassy Bancorp, Inc.'s Form 10-K filed on March 30, 2009.

EXHIBIT C

“Work Letter”

Work Letter

This Exhibit is attached to and forms a part of the lease (the “Lease”) by and between POLARIS LOWER NAZ DEVELOPMENT, LLC, a Pennsylvania limited liability company (“Lessor”), and EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania financial institution (“Lessee”) wherein Lessor has agreed to lease and Lessee has agreed to hire and lease from Lessor the Improved Lease Premises.  The words “Ground Lease Premises,” “Building,” “Term,” and other capitalized or defined terms as used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.

Lessor and Lessee agree as follows:

1.              Lessor Work.  Lessor Work shall consist of certain work at the Ground Lease Premises more particularly described in Attachment WL-I to this Exhibit “C” (“Lessor Work”).  Lessor Work will be performed at Lessor’s expense and in a good and workmanlike manner.

2.              Plans and Specifications.  The parties have mutually approved construction plans for the Premises consisting of a floor plan labeled, “FL1,” dated 6/22/09 and an elevation plan labeled, “E1,” dated 6/24/09, both prepared by North Star Construction Management, Inc. (collectively, “Construction Drawings”).  The Lessor Work shall be based on the Construction Drawings.

3.              Lessee Work.  Lessee shall, at Lessee’s sole cost and expense, complete the installation of the bank vault and the other items identified as “Project Omissions” at the end of Attachment WL-I hereto, with a contractor or contractors acceptable to Lessor, at the locations on the Improved Lease Premises as depicted on, and in accordance with, the Construction Drawings (collectively, the “Lessee Work”).  Lessee shall cooperate with Lessor to timely complete the Lessee Work so as to enable the Lessor Work to be expeditiously completed.

 4.             Lessee Work Performance.  All of the Lessee Work shall be completed in a good and workmanlike manner and shall be in conformity with applicable building codes and all applicable laws, and in accordance with Lessor’s construction rules and regulations pertaining to contractors.  Upon completion of the Lessee work, Lessee shall furnish Lessor:

(a)           a notarized affidavit from Lessee’s contractor(s) that all amounts due for work done and materials furnished in completing the Lessee work have been paid;

(b)           releases of lien from any subcontractor or material supplier that has given Lessor a notice thereof pursuant to Pennsylvania law; and

(c)           as-built drawings of the Improved Lease Premises with a list and description of all work performed by the contractors, subcontractors and material suppliers retained by Lessee.

5.              Lessee Liabilities for Performance.  Any damage to the Building, including without limitation existing finishes, caused by the Lessee Work shall be patched and repaired by Lessee, at its expense, and all such work shall be done to Lessor’s reasonable satisfaction.  If any patched and painted area does not match the original surface, then the entire surface shall be repainted at Lessee’s expense.  Lessee agrees to indemnify and hold harmless Lessor and Lessor’s agents, representatives and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, attorneys’ fees and costs, which arise out of, are occasioned by, or are in any way attributable to, the Lessee Work pursuant to the Lease, provided that Lessor’s acts or failures to act or cooperate are not a significant contributing factor to such damages.  Lessee, at its expense, shall be responsible for the maintenance, repair, and replacement of any and all items constructed and/or installed as a part of the Lessee Work, including without limitation any Lessee leasehold improvements.

6.              Repairs and Corrections.  Subject to the limitations set forth in Section 7 hereof, Lessor agrees to repair and correct any work or materials installed by Lessor or its contractor(s) in the Improved Lease Premises which prove to be defective as a result of faulty materials, equipment or workmanship.

7.              Delivery of Premises.  Lessee acknowledges and agrees that the Improved Lease Premises shall be delivered to Lessee on an “AS IS,” “WHERE IS” basis, in their then “AS IS,” “WHERE IS” condition.  Except as otherwise expressly provided in the Lease, this Work Letter or other documents expressly incorporated in and forming a part of either, Lessor shall have no responsibility for the construction, improvement or installation of the Improved Lease Premises, nor any obligation to supply money, labor, materials, furniture, fixtures or equipment, other than the Lessor Work, in accordance with the terms of the Lease.  The taking of possession of the Improved Lease Premises or any part thereof by Lessee shall constitute an acknowledgement by Lessee that the Improved Lease Premises are in good condition and that all work and materials provided by Lessor are satisfactory, except as to any defects or incomplete work that are described in a written notice given by Lessee to Lessor no later than ten (10) days after Lessee commences occupancy of the Improved Lease Premises.

8.              Event of Default under Lease.  Lessee’s breach of or failure to comply with the terms, conditions and/or obligations contained in this Work Letter, shall be deemed an Event of Default under the Lease.

9.              Limited Warranty.  The provisions of Section 7 above notwithstanding, Lessor hereby guarantees that all aspects of the Lessor Work including roof (and all components thereof), walls, floors, floor slabs, footings, foundation, plumbing and electrical within the walls and beneath the flooring, shall be free from all defects and workmanship, materials, equipment and labor for a period of one (1) year after Substantial Completion of the Lessor Work.

Attachment WL-I

Embassy Bank at Route 248 and Corriere Road,
Lower Nazareth Township, Northampton County, Pennsylvania

PROJECT SPECIFICATIONS

DESIGNS TO BE PROVIDED
•	Architectural Plans
•	Structural Drawings
•	MPE Plans
•	Interior Design
•	Rendering
GENERAL REQUIREMENTS
Professional Supervision:  Professional supervision during the course of designs and construction

Construction Coordination:  Coordinate all construction sequencing including technical drawings, shop drawings, diagrams, and outline specifications.

Temporary Construction Services:  Provide the following on-site construction services:
•	Temporary Electric
•	Temporary Telephone
•	Temporary Sanitary Facilities
•	Temporary Water
•	Temporary Access Roads
•	Construction Trailer
•	Dumpsters

Testing:  Perform and distribute reports for the following quality assurance testing procedures (All testing will be completed by a certified independent testing agency):
•	Concrete Compression
•	Concrete Air Entrainment
•	Concrete Slump
•	Soil Compaction
•	Soil Bearing

Surveying:  Provide all infrastructure surveying

Site Cleaning: Maintain a professional job site clean and free of debris throughout the course of construction.

Permits:  Assist in the securing of all required State and Local permits

Certificate of Occupancy:  Secure a certificate of occupancy at project completion

Abide by all regulations and requirements of pertinent state and local codes

SITEWORK ALLOWANCE ($31,719)
•	Construct sidewalk and provide landscaping within the building curb line

STRUCTURE & EXTERIOR
CONCRETE
Footings & Foundations: Strip and spread concrete footings for structural support
•	3000 PSF assumed soil bearing capacity

Floor Slab: 4” concrete slab on 4” stone base

All concrete procedures shall conform to ASTM and ACI specifications

MASONRY
Project Overview
Walls:	Facebrick (4 x 12) and “Decro-face” CMU accents per previous architectural drawings and sketch plan

METALS
Roof: Steel joist girders, open web bar joists and 22 gauge Type B metal roof decking
•	Ballasted rubber roof (EPDM)
•	R-20 rigid insulation
•	20 yr. material, 15 yr. labor warranty
•	Gutter and downspouts
Canopy:
•	Entrance canopy per previous architectural drawings and sketch plan
•	Drive Through canopy per previous architectural drawings and sketch plan

WOOD, PLASTICS, AND CARPENTRY
Rough carpentry: Miscellaneous fasteners, anchors, wood blocking, installation of doors, frames & hardware etc.
•	Roof blocking as required

THERMAL AND MOISTURE PROTECTION
Insulation:
•	1” Rigid Foam and R-13 Batt Insulation on all exterior walls

Sealants and Caulking:
•	Pecora or approved equal at vertical exterior construction joints

DOORS AND WINDOWS
Doors:
•	Exit Doors: (1) hollow metal exit door and associated hardware

Glass:

•	Windows: aluminum framed with 1” insulated glass per previous architectural drawings and sketch plan (champagne clear anodized)
•	Entrance: 8’ x 9’ wide with glass entrance door per previous architectural drawings and sketch plan

LIGHTING
•	(2) Decorative sconces at front entrance
•	(9) Hi-hat fixtures at drive through

INTERIOR FINISHES
GENERAL
•	3 5/8” metal studs and ½” drywall both sides at all interior partitions unless otherwise noted with sound batt insulation per previous architectural drawings and sketch plan
•	Solid core flush cherry veneer interior doors, premachined, with wood frames and standard hardware as required per previous architectural drawings and sketch plan
•	42 S.F. interior glazing with wood frames, stain to match doors and chair rail

CEILINGS
•	Acoustical ceiling tile system per previous architectural drawings and sketch plan Ceiling height varies from 8’0” to 9’6” (nominal)
•	Drywall ceiling at entrance accent per previous architectural drawings and sketch plan
•	Fiberglass dome at entrance area per previous architectural drawings

FLOORING
•	Vinyl floor tiles in all accessory areas and toilet rooms per sketch plan
•	Ceramic tile accent (60 S.F.) at entrance
•	Carpet as required ($50.00/SY material and labor allowance)
•	Vinyl and wood wall base per previous architectural drawings and sketch plan
•	Anti-Static VCT in work room

WALL FINISHES
•	Paint all hollow metal frames
•	Wood doors to be stained and polyurethaned
•	Vinyl wall covering ($2.00/SF material and labor allowance) per previous architectural drawings
•	Drywall to be painted with 2 coat latex system in all other areas

MILLWORK
•	All millwork and cabinetry per previous architectural drawings and sketch plan
•	Cabinetry and countertops to be custom built plastic laminate with plastic laminate edging
•	Wood chair rail and trim to be supplied and installed per previous architectural drawings and sketch plan

•	All countertops to have 6” front apron and 4” backsplash
•	Wood blocking as required for kitchenette, cabinetry and miscellaneous hardware items
•	All exterior window sills stained to match doors

SPECIALTIES
•	Handicap toilet accessories to include:
o	Paper towel dispenser
o	Toilet paper holder
o	Wall mirror
o	Handicap grab bars
•	(1) Fire extinguisher in semi-recessed cabinet

UTILITIES

HVAC
•	Approximately (7) Total tons of air conditioning via gas fired roof top mounted units by York, Carrier, Trane or approved equal
•	Fully ducted supply & return systems
•	Trunk ducts to be galvanized steel with external duct wrap
•	Roof top units shall be single zone units controlled with electronic 7-day setback thermostat
•	Design temperature:
o	70° F inside when 0° F outside
o	75° F inside when 95° F outside

ELECTRICAL

Power:
•	400 amp, 120/208 volt main electric service
•	(1) Duplex receptacle on each wall of each room except toilet rooms

•	(1) GFI receptacle in toilet rooms
•	(1) Duplex receptacle every 24’ o.c. in long runs of wall
•	(1) Single pole light switch per room
•	(4) 3-way light switches

Lighting (all electronic ballast):
•	2’ x 4’ fluorescent light fixtures with prismatic lens
•	Hi-hat fluorescent fixtures in customer areas and corridor
•	Polycarbonate exit signs with 25 year LED light and integral emergency head

PLUMBING
•	(1) 10 gallon electric hot water heater
•	Associated hot and cold-water piping as required

•	Associated sanitary piping (PVC) as required tied into existing

Fixture Types:
•	(2) Flush tank toilets (pressure assisted)
•	(2) drop in sinks
•	(1) Stainless steel counter sink in break room
•	(1) Janitor sink
•	(1) Hi/Low Drinking Fountain

PROJECT OMISSIONS

The following items are not included in the scope of work:
•	Signage / Furniture / Fixtures / Window Treatments
•	Specialty electric / Fire Alarm / Phone and Data
•	Bank Vault & Specialized Security Equipment
•	Pneumatic Tube Conveying System

EXHIBIT D

Embassy Bank for the Lehigh Valley
Route 248 & Corriere Road
First Year Rate - $13,785 per month
2.5% Yearly Escalator

Rental Year	Monthly	Annually
1	$13,785.00	$165,420.00
2	$14,129.63	$169,555.50
3	$14,482.87	$173,794.39
4	$14,844.94	$178,139.25
5	$15,216.06	$182,592.73
6	$15,596.46	$187,157.55
7	$15,986.37	$191,836.49
8	$16,386.03	$196,632.40
9	$16,795.68	$201,548.21

Renewal Option #1
Rental Year	Monthly	Annually
10	$17,215.58	$206,586.91
11	$17,645.97	$211,751.59
12	$18,087.11	$217,045.37
13	$18,539.29	$222,471.51
14	$19,002.77	$228,033.30
15	$19,477.84	$233,734.13

Renewal Option #2
Rental Year	Monthly	Annually
16	$19,964.79	$239,577.48
17	$20,463.91	$245,566.92
18	$20,975.51	$251,706.09
19	$21,499.90	$257,998.75
20	$22,037.39	$264,448.71

Renewal Option #3
Rental Year	Monthly	Annually
21	$22,588.33	$271,059.93
22	$23,153.04	$277,836.43
23	$23,731.86	$284,782.34
24	$24,325.16	$291,901.90
25	$24,933.29	$299,199.45

Renewal Option #4
Rental Year	Monthly	Annually
26	$25,556.62	$306,679.43
27	$26,195.53	$314,346.42
28	$26,850.42	$322,205.08
29	$27,521.68	$330,260.21
30**	$28,209.73	$310,306.99
** 11 months only

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT, dated the ____ day of ________, 2009 between UNIVEST NATIONAL BANK AND TRUST CO. (hereinafter called "Mortgagee"), and EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania financial institution (hereinafter called "Tenant").

(a)           Tenant has entered into a certain lease (the "Lease") dated October _____, 2009, with Polaris Lower Naz Development, LLC (hereinafter called "Landlord"), covering premises located at Route 248 and Corriere Road, Lower Nazareth Township, Northampton County, Pennsylvania, being a portion of PIN Number ______________ (the “Property”); and

(b)           Mortgagee has made, or shall make, a mortgage loan (the "Mortgage") to the Landlord, which Mortgage is, or shall be, filed against the above premises.

NOW, THEREFORE, in consideration of the above and of the sum of ONE DOLLAR ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             The Lease is, and shall continue to be, subject and subordinate to the Mortgage insofar as it affects the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the liabilities secured thereby, whether now existing or hereafter arising.

2.             Tenant agrees that it will attorn to and recognize Mortgagee or any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the demised premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in the Lease.

3.             If it should become necessary to foreclose the Mortgage, so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond the expiration of any applicable grace period, (a) Mortgagee thereunder will not terminate the Lease nor join Tenant in summary or foreclosure proceedings (unless required by law or rule of court), and (b) Tenant's possession of the premises and all of Tenant's rights under the Lease shall remain undisturbed by the holder of the Mortgage, so long as Tenant complies with all terms, covenants and conditions contained therein.

4.             In the event that Mortgagee shall succeed to the interest of Landlord under such Lease, Mortgagee shall not be

(a)            liable for or subject to any act or omission of any prior landlord (including Landlord);

(b)           subject to any offsets or defenses which Tenant has or could have against any prior landlord (including Landlord);

(c)            bound by or subject to offset for any rent or additional rent which Tenant may have paid in advance for more than the current month to any prior landlord (including Landlord); or

(d)            bound by or subject to any amendment or modification of the lease made without Mortgagee's prior written consent.

5.              This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

MORTGAGEE:
UNIVEST NATIONAL BANK AND TRUST CO.

By:
David J. Kepler, Executive Vice President

TENANT:

Witness	EMBASSY BANK FOR THE LEHIGH VALLEY
a Pennsylvania financial institution

By:
Name:
Title: